Exhibit 99.1

Cell Therapeutics, Inc. (CTI) Adds Pixantrone to its Oncology

Drug Pipeline and Extends Global Cancer Business through

Merger with Novuspharma S.p.A.

Product/pipeline and operating synergies, cost savings, and strong cash position highlight merger

June 17, 2003 Seattle, Washington and Milan, Italy—Cell Therapeutics, Inc. (CTI) (NASDAQ: CTIC) and Novuspharma, S.p.A (Novuspharma) (Nuovo Mercato: NOV.MI and NOV IM) today announced they have signed a definitive merger agreement providing for the merger of Novuspharma into CTI. This merger will mark the third cancer-related product addition for CTI since 1998. CTI, a Seattle, US-based public biopharmaceutical company, markets TRISENOX™ in the US and Europe and is developing XYOTAX™ (CT-2103), which is in pivotal phase III trials for lung cancer.

Novuspharma, a Milan, Italy-based public biopharmaceutical company, is developing Pixantrone, a potential best-in-class anthracycline in phase III clinical trials for lymphoma. Pixantrone is expected to benefit from CTI’s strong hematology/oncology sales and marketing franchise in the US. In addition, Novuspharma brings to CTI complementary expertise in anticancer drug development, which can be traced to its background as part of the oncology drug development division of Boehringer Mannheim and Hoffmann-La Roche.

Under the agreement, which has been unanimously approved by the boards of directors of both companies, Novuspharma shareholders will receive 2.45 shares of CTI common stock for each Novuspharma ordinary share, or approximately 16 million CTI shares. On a fully diluted basis this represents approximately 31% ownership for Novuspharma stockholders. The combined entity is expected to trade on both the NASDAQ and the Nuovo Mercato under the ticker symbol CTIC. The transaction is subject to approval by the shareholders of both companies and to the approval of CTI’s application to list its shares on the Nuovo Mercato, among other customary conditions. The transaction is expected to close in the fourth quarter of 2003. A majority of the holders of Novuspharma’s outstanding shares have entered into voting agreements in which they have agreed to vote their Novuspharma shares in favor of the merger.

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Preclinical and clinical studies suggest that Pixantrone, a drug candidate discovered and in development by Novuspharma, may exhibit significantly lower cardiotoxicity and greater activity than other marketed anthracyclines, one of the most widely-used classes of chemotherapy agents. These potential benefits create the opportunity for an important advance in the treatment of cancer with anthracycline-containing regimens. Since the launch of TRISENOX® in the US in 2000 and in Europe in 2002, CTI has built a hematology/oncology focused sales force, which could be leveraged to market Pixantrone. Pixantrone is expected to reach the market in 2006 and to achieve potential peak US sales of $150 million.

In addition, the merger strengthens the combined Company’s balance sheet, with approximately $230 million in cash (as of March 31, 2003). Resource and cost synergies between the two companies are expected to result in a reduction in net operating cash burn beginning in 2003, with a reduction of approximately $18 million to $20 million expected in 2004.

CTI will consolidate its early development, preclinical, pharmacology, and European sales and marketing activities in Milan, which will become the Company’s new European headquarters. James A. Bianco, M.D., current President and CEO of CTI will continue in these roles for the merged entity. Silvano Spinelli, Ph.D., currently Novuspharma’s CEO will become Executive Vice President of Development of CTI and Managing Director of the European subsidiary. Erich Platzer, M.D., current Chairman of the Board at Novuspharma and Dr. Spinelli will join CTI’s existing Board of Directors as non-executive and executive directors, respectively. A third individual to be mutually agreed on by CTI and Novuspharma will also become a director of CTI.

“Our ‘2 by 5’ portfolio plan, which targets two new drug applications (NDAs) every five years, has been very productive with our successful NDA filing and commercial launch of TRISENOX® in the U.S. in late 2000 and with our projected NDA filing for XYOTAX™ in late 2004. This combination confirms our commitment to growing our commercial market potential by bringing innovative, best-in-class agents, like Pixantrone, to patients with cancer and by obtaining the necessary core competencies to develop a competitive presence in the global cancer marketplace,” noted Bianco. “With TRISENOX® gaining market share in the US, the impressive safety and efficacy data of Pixantrone in aggressive lymphomas was a natural fit to our growing hematology franchise. These two products offer CTI the potential to capture significant market share in a segment that we view as a wide-open commercial opportunity. The strength and synergy we expect to gain from this merger coupled with the FDA’s recent granting of fast track status for XYOTAX™, allows us to re-evaluate our prior interest in focusing solely on an ex-US partnership for XYOTAX™ and turn our attention toward a more global strategic relationship,” added Bianco.

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“This combination will allow Novuspharma to make the transition to a commercial organization, allowing our European presence and relationships to expand the commercial prospects for TRISENOX®,” stated Spinelli. “Novuspharma’s proven capabilities in preclinical and early clinical development are a powerful complement to CTI’s expertise.”

“I am impressed by the clinical trial results and commercial potential of XYOTAX™,” commented Platzer, who has been involved in the purification of human G-CSF (Neupogen®) and later was the Head of Oncology Global Strategic Marketing at Roche Pharmaceuticals, where he was responsible for market introductions of several oncology blockbuster drugs, including rituximab (Rituxan®, MabThera®) and trastuzumab (Herceptin®). “We believe this agreement is in the best interest of our shareholders, employees, and the patients who will benefit from these important new treatments.”

Potential Synergies Lead to Strong Balance Sheet, Significant Cost Savings, Strengthened Oncology Drug Development Expertise, and Greater Revenue Growth Potential through Expanded Product Pipeline

The two companies have shared priorities, missions and complementary expertise–synergies which are expected to lead to immediate and long-term cost savings.

CTI has focused on discovering and acquiring late stage development products and commercializing innovative new treatments for cancer. As a consequence of that strategic focus, much of CTI’s predevelopment, preclinical, pharmacology and drug manufacturing and controls have been outsourced to qualified vendors. The majority of CTI’s development stage and commercial products or their active ingredients are currently manufactured in Europe.

In contrast, Novuspharma’s expertise has focused primarily on predevelopment activities (medicinal chemistry, analytical development and testing, preclinical toxicology, pharmacology) and early phase I/II clinical development. Its strategy has been to advance optimized drug candidates through phase II and out license to a late-stage development commercial partner.

CTI will transfer the majority of its predevelopment and early stage clinical activities to a center of excellence in the Novuspharma, Milan facility. The Milan facility is expected to become CTI’s European headquarters. Seattle will continue to be the corporate headquarters and the center for sales and marketing, phase II/III clinical development, and target discovery and validation. The merger will result in a net reduction in workforce of approximately 50 to 60 employees.

CTI and Novuspharma have developed an integration team to implement the operating and cost synergies identified during the merger planning.

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It is anticipated that these operational transitions will not have a material adverse impact on the phase III timelines for XYOTAX™.

CTI was advised by CIBC World Markets Corp. Novuspharma was advised by S.G. Cowen Securities Corp.

About Novuspharma S.p.A.

Novuspharma S.p.A. is a biopharmaceutical company that leverages its expertise in the field of oncology to discover and develop innovative new treatments for cancer. The Company is traded on the Nuovo Mercato of the Borsa Italiana. Based in Milan, Italy, Novuspharma was established in 1998 following the merger of Boehringer Mannheim and Hoffmann-La Roche to exploit the research and development team’s expertise in the field of cancer research. The Company has a broad and diverse product portfolio and a rich research pipeline including new generations of existing therapies and completely novel classes of pharmaceutical agents. For additional information, please visit www.novuspharma.com.

About Cell Therapeutics, Inc.

Based in Seattle, Washington (US) CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed CTI/Novuspharma merger. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies do not receive required stockholder approvals or fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which CTI expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the CTI and Novuspharma businesses will not be integrated successfully; costs related to the proposed merger, failure of the CTI or Novuspharma stockholders to approve the proposed merger; and other economic, business, competitive, and/or regulatory factors affecting CTI’s and Novuspharma’s businesses generally, including those set forth in CTI’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Factors Affecting Our Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K. CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION:

Cell Therapeutics, Inc. (CTI) will file a proxy statement/prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospects (when it is available) and other documents filed by CTI with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from CTI, Investor Relations: 501 Elliott Avenue West, Suite 400 Seattle, WA 98119, www.cticseattle.com.

CTI and Novuspharma S.p.A. and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of CTI and Novuspharma with respect to the transactions contemplated by the merger agreement. Information about the directors and officers of CTI is included in CTI’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the SEC on May 14, 2003. This document is available free of charge at the SEC’s website at http://www.sec.gov and from CTI.

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For further information please contact:

Investors Cell Therapeutics, Inc. Leah Grant T: 206.282.7100 F: 206.272.4010 E: invest@ctiseattle.com www.cticseattle.com/investors.htm	Media Cell Therapeutics, Inc. Candice Douglass T: 206.272.4472 F: 206.272.4010 E: media@ctiseattle.com www.cticseattle.com/media.htm

In Europe Novuspharma S.p.A. Karl Hanks T: +39 02 61035807 Mobile: +39 335 7882247 Silvano Spinelli Tel: +39 02 61035700 www.novuspharma.com